EXHIBIT 5.1  OPINION ON LEGALITY


                                Gregory M. Wilson
                                Attorney at Law
                             18610 East 32nd Ave.
                            Greenacres, WA 99016
                           Telephone (509) 891-8373
                              Fax (509) 891-8382

October 11, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE: NUCLEAR SOLUTIONS, INC. formerly Stock Watch Man, Inc. Registration Statement on Form S-8 (the "Registration Statement") CONSULTING SERVICES CONTRACT WITH IGOR LITOVSKY

Gentlemen:

We have been requested by Nuclear Solutions, Inc., a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 200,000 Shares (the "Shares") of the Company's common stock, par value $.001 per Share offered on behalf of the Company in connection with (i) the Company's Consultant Agreements between Nuclear Solutions, Inc. and Igor Litovsky, dated September 20, 2001.

We have examined the Written Consulting Agreement and such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

Very truly yours,

/s/ Gregory M. Wilson
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Gregory M. Wilson